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                                                                    EXHIBIT 16.6

                      THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(b) OF THE ACT


                                         October 16, 2000



Securities and Exchange Commission,
Washington, D.C.  20549


Ladies and Gentlemen:

In connection with the qualification of an indenture between AmSouth Auto Trust 2000-1 and The Bank of New York Trust Company of Florida, National Association the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examination of the undersigned made by Federal authorities authorized to make such examinations may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

                              Very truly yours,

                              The Bank of New York Trust Company of Florida, National Association


                              By: /s/ Eileen Barat
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                                 Name: Eileen Barat
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                                 Title: Vice President
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